EXHIBIT 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement under the Securities Act of 1933 of American Security Resources Corp. (the “Company”) dated January 29, 2009, of our report dated March 28, 2007, relating to the Company’s consolidated financial statements appearing in the Form 10-KSB for the year ended December 31, 2006.

/s/  Malone & Bailey, PC
Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

January 28, 2009